                                                                    EXHIBIT 10.4


                             CONVEYANCE AGREEMENT
                             --------------------


     CONVEYANCE AGREEMENT, dated this 29th day of June, 1993, by and among Chicago Milwaukee Corporation, a Delaware corporation ("CMC"), and Milwaukee Land Company, a Delaware corporation ("MLC").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, on May 12, 1993, the stockholders of CMC approved the conversion (the "Conversion") of CMC from a closed-end management investment company to an open-end management investment company under the Investment Company Act of 1940, as amended; and

     WHEREAS, CMC intends to effect the Conversion as soon as is practicable following the redemption of all outstanding shares of its $5 Prior Preferred Stock (which occurred on June 16, 1993) and the consummation of certain other transactions, including the transactions contemplated hereby; and

     WHEREAS, in connection with the Conversion, CMC desires to transfer certain of its assets and rights to MLC as a capital contribution in consideration of the assumption by MLC of certain of CMC's liabilities; and

     WHEREAS, MLC desires to assume certain of CMC's contingent liabilities;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Transfer.

     (a) CMC hereby conveys, transfers, assigns, sets over and delivers to MLC all of its respective right, title and interest in and to the following assets and rights (collectively referred to herein as the "Assets"):

          (i) CMC's Class B limited partnership interest (the "Class B Interest") in Heartland Partners, L.P., a Delaware limited partnership ("Heartland");

          (ii) CMC's rights pursuant to the Management Agreement, dated as of June 27, 1990, by and among Heartland, CMC Heartland Partners, L.P. ("CMC Heartland") and CMC (other than the right to fees accrued through June 22, 1993) (the "1990 Management Agreement");

          (iii) CMC's rights (as successor to CMC Real Estate Corporation) to a refund of taxes previously paid by CMC Real Estate Corporation pursuant to
Section 3221 of the Internal Revenue Code of 1986, as amended (and any predecessor provisions) (and any interest thereon), pursuant to a claim for refund filed with the Internal Revenue Service by CMC Real Estate Corporation on April 22, 1988 (the "Refund Claim"); and

          (iv) any other miscellaneous illiquid assets owned by CMC as of the date hereof, including, without limitation, any such assets listed on Schedule I hereto.

     (b) CMC and MLC hereby covenant and agree to use their reasonable efforts (to the extent they are able to do so without compelling or procuring the action of any unaffiliated party and so long as CMC and MLC are authorized by applicable law so to do) to do, execute, acknowledge and deliver all and every such further acts, conveyances and other instruments as may be necessary more fully to complete the conveyance to MLC of all right, title and interest of CMC in and to the Assets hereby granted, conveyed, assigned, transferred, set over and delivered or intended so to be, including those Assets which have not been identified as such on the date hereof and which the parties hereto hereafter mutually determine should be conveyed pursuant hereto.

     (c) CMC hereby covenants and agrees to (i) take all action requested by MLC in respect of the Refund Claim, at MLC's sole expense, (ii) employ counsel of MLC's choice in pursuing the Refund Claim, (iii) permit MLC to participate in any administrative or judicial proceeding relating to the Refund Claim and (iv) remit promptly to MLC in cash the amount (if any) received, including any amount denominated as interest, in respect of the Refund Claim.

     2. NO WARRANTY. THE ASSETS ARE BEING CONVEYED, TRANSFERRED AND ASSIGNED ON AN "AS IS, WHERE IS" BASIS AND CMC DOES NOT MAKE AND EXPRESSLY, COMPLETELY AND ABSOLUTELY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR AGREEMENTS OF ANY KIND WHATSOEVER WITH RESPECT TO THE ASSETS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATIONS, WARRANTIES OR AGREEMENTS WITH RESPECT TO THE ASSETS AS TO THE TITLE, MERCHANTABILITY, PHYSICAL CONDITION, APPURTENANCES, DESIGN OR FITNESS FOR ANY PARTICULAR PURPOSE.

     3.  Assumption of Liabilities.

     (a) In consideration of CMC's capital contribution of the Assets to MLC, MLC hereby assumes and agrees to pay, perform and discharge from and after the date hereof, all debts, claims, liabilities and obligations of CMC (whether known or unknown, absolute, contingent or otherwise) for which CMC is or may become liable arising out of any matters existing on or occurring prior to the effective date of the Conversion (the "Assumed Liabilities"); provided, however, that such Assumed Liabilities shall not include liabilities of CMC (whether known or unknown, absolute, contingent or otherwise) relating to (i) claims remaining under the reorganization of Chicago Milwaukee, St. Paul & Pacific Railroad Company, under Section 77 of the Bankruptcy Act of 1898, as amended, and all costs and expenses incurred in connection therewith, including legal costs and expense related thereto, (ii) claims relating to the real estate properties transferred by CMC and MLC to Heartland and CMC Heartland pursuant to that certain Conveyance Agreement, dated June 27, 1990, by and among CMC, MLC, Heartland and CMC Heartland, (iii) CMC's business of investing and managing its portfolio of investment securities, (iv) the Preferred Stock Lawsuit (as defined below), or (v) any liabilities for federal, state, local or foreign income or other taxes.

     For the purposes of this Agreement, the term "Preferred Stock Lawsuit" means the lawsuit entitled Rosan v. Chicago Milwaukee Corp. et. al., commenced on December 30, 1988 in the Delaware Court of Chancery, New Castle County, against CMC and its present directors and certain former directors.

     (b) MLC hereby covenants and agrees to use its reasonable efforts to do, execute, acknowledge and deliver all and every such further acts, agreements, documents and instruments as may be necessary more fully to evidence its assumption of the Assumed Liabilities.

     4.  Representations and Warranties.

     (a) CMC represents and warrants to MLC that (i) the execution, delivery, and performance by CMC of this Agreement and the consummation by CMC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CMC and (ii) this Agreement has been duly and validly executed and delivered by CMC and constitutes the legal, valid, and binding obligations of CMC, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws relating to creditors' rights generally and subject to general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (b) MLC represents and warrants to CMC that (i) the execution, delivery, and performance by MLC of this Agreement and the consummation by MLC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MLC and (ii) this Agreement has been duly and validly executed and delivered by MLC and constitutes the legal, valid and binding obligations of MLC, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws relating to creditors' rights generally and subject to general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.  Indemnity.

     (a) MLC hereby agrees to indemnify CMC against, and agrees to defend against, save and hold CMC harmless from, any and all claims, liabilities, losses, damages, judgments, fines, settlements, costs and expenses (including all legal costs and expenses relating thereto), arising from the Assumed Liabilities, including from any demands, actions, suits or proceedings (civil, criminal, administrative or investigative) in which CMC may be involved, or threatened to be involved, as a party or otherwise, that arise out of or relate to the Assumed Liabilities.

     (b) In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any person in respect to which payment may be sought by CMC from under the provisions of this Section 5, CMC shall promptly cause written notice of the assertion of any such claim of which it has knowledge that is covered by this indemnity to be forwarded to MLC. MLC shall have the right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that CMC may participate in any such proceeding with counsel of its choice at its own expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation, or settlement of any such legal proceeding, claim or demand. To the extent MLC elects not to defend such proceeding, claim or demand, and CMC defends against or otherwise deals with any such proceeding, claim or demand, CMC may retain counsel, at the expense of MLC, and control the defense of such proceeding. Neither CMC nor MLC may settle any such proceeding without the consent of the other party, which may not be unreasonably withheld. After any final judgment or award shall have been rendered by a court, arbitration board, or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or MLC and CMC shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by MLC hereunder,

CMC shall forward to MLC notice of any sums due and owing by it with respect to such matter, and MLC shall pay all of the sums so owing to CMC by wire transfer or certified or bank or cashier's check within thirty (30) days after the date of such notice.

     6. Notices. Any notice, request, consent or other communication required or permitted to be given hereunder by any party hereto to any other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

     if to CMC to:

     c/o  Chicago Milwaukee Corporation
          547 West Jackson Boulevard
          Chicago, Illinois 60606
          Attention: Leon F. Fiorentino, Secretary

     if to MLC to:

     c/o  Milwaukee Land Company
          547 West Jackson Boulevard
          Chicago, Illinois 60606
          Attention: Edwin Jacobson, President
                     and Chief Executive Officer

     with a copy to:

          Weil, Gotshal & Manges
          767 Fifth Avenue
          New York, New York 10153
          Attention: Simeon Gold
or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the matter provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

     7. Severability. If any provisions hereof shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     10. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     11. Entire Agreement; Amendment. This Agreement constitutes the sole understanding of the parties with respect to the matters provided for herein and supersedes any previous agreements and understandings between the parties with respect to the subject matter hereof. No amendment, modification or alternation of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Conveyance Agreement to be duly executed by an authorized representative thereof, all as of the day and year first above written.


                                       CHICAGO MILWAUKEE CORPORATION



                                       By: /s/ Edwin Jacobson
                                           -------------------------
                                           Edwin Jacobson
                                           President


                                       MILWAUKEE LAND COMPANY


                                       By: /s/ Edwin Jacobson
                                           -------------------------
                                           Edwin Jacobson
                                           President

                                  Schedule I
                                  ----------


Miscellaneous illiquid assets (including certain liabilities) conveyed by CMC to MLC include, but are not limited to:

     The obligation to redeem any remaining outstanding Chicago, Milwaukee, St. Paul and Pacific Railroad Company common and preferred stock;

     A note receivable from Midwest Rail Recovery;

     A deposit for insurance claims; and

     An estimated liability for expenses of certain discontinued operations.